UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 12, 2009

Max Capital Group Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

000-33047	98-0584464
(Commission File Number)	(I.R.S. Employer Identification No.)

Max House 2 Front Street Hamilton, Bermuda	HM 11
(Address of principal executive offices)	(Zip Code)

(441) 295-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 12, 2009, the Agreement and Plan of Amalgamation dated as of March 1, 2009 (as amended, the “Amalgamation Agreement”) among Max Capital Group Ltd. (“Max”), IPC Holdings, Ltd. (“IPC”) and IPC Limited, a wholly-owned subsidiary of IPC, was terminated by Max pursuant to Section 7.1(f) of the Amalgamation Agreement. The termination followed the failure of IPC’s shareholders to approve certain proposals related to the Amalgamation Agreement at the annual general meeting of shareholders held on June 12, 2009. Max’s shareholders voted in favor of the adoption of the Amalgamation Agreement at a special meeting of shareholders held on June 12, 2009.

The Amalgamation Agreement and the amendment thereto were attached as exhibits to the Current Reports on Form 8-K filed by Max with the Securities and Exchange Commission on March 2, 2009, and March 10, 2009, respectively, and are also incorporated herein by reference.

Item 8.01 OTHER EVENTS

On June 12, 2009, Max issued a press release announcing that it had terminated the Amalgamation Agreement. The press release announcing the termination of the Amalgamation Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Also on June 12, 2009, Max issued an open letter addressed to its shareholders related to the termination of the Amalgamation Agreement. The press release including the full text of this open letter to shareholders, is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	99.1	Press release dated June 12, 2009

	99.2	Press release dated June 12, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAX CAPITAL GROUP LTD.

Date: June 12, 2009	By:	/s/ Peter A. Minton
Peter A. Minton
Executive Vice President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated June 12, 2009

99.2	Press release dated June 12, 2009